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                                                                    EXHIBIT 10.4







                           VISTA MEDICAL TECHNOLOGIES, INC.


                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                ---------------------

                                    July 12, 1996

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                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

    1.   Purchase and Sale of Stock.........................................  1
    1.1  Sale and Issuance of Series B Preferred Stock......................  1
    1.2  First and Subsequent Closings......................................  1

    2.   Representations and Warranties of the Company......................  2
    2.1  Organization, Good Standing and Qualification......................  2
    2.2  Capitalization and Voting Rights...................................  2
    2.3  Subsidiaries.......................................................  3
    2.4  Authorization......................................................  3
    2.5  Valid Issuance of Preferred and Common Stock.......................  3
    2.6  Governmental Consents..............................................  4
    2.7  Litigation.........................................................  4
    2.8  Proprietary Information Agreements.................................  4
    2.9  Patents and Trademarks.............................................  5
    2.10 Compliance with Other Instruments..................................  5
    2.11 Agreements; Action.................................................  6
    2.12 Related-Party Transactions.........................................  6
    2.13 Permits............................................................  6
    2.14 Environmental and Safety Laws......................................  7
    2.15 Registration Rights................................................  7
    2.16 Title to Property and Assets.......................................  7
    2.17 Financial Statements...............................................  7
    2.18 Changes............................................................  8
    2.19 Employee Benefit Plans.............................................  9
    2.20 Insurance..........................................................  9
    2.21 Real Property Holding Company......................................  9
    2.22 Tax Returns, Payments and Elections................................  9
    2.23 Minute Books....................................................... 10
    2.24 Disclosure......................................................... 10
    2.25 Labor Agreements and Actions....................................... 10
    2.26 Manufacturing and Marketing Rights................................. 10
    2.27 Finder or Broker................................................... 10
    2.28 Customer Complaints................................................ 11

3.  Representations and Warranties of the Investor.......................... 11
    3.1  Authorization...................................................... 11
    3.2  Purchase Entirely for Own Account.................................. 11
    3.3  Disclosure of Information.......................................... 11
    3.4  Investment Experience.............................................. 11
    3.5  Accredited Investor................................................ 12


                                          i.

    3.6  Restricted Securities.............................................. 12
    3.7  Further Limitations on Disposition................................. 12
    3.8  Legends............................................................ 12

4.  California Commissioner of Corporations................................. 13
    4.1  Corporate Securities Law........................................... 13

5.  Conditions of Investor's Obligations at Closing......................... 13
    5.1  Representations and Warranties..................................... 13
    5.2  Performance........................................................ 13
    5.3  Compliance Certificate............................................. 13
    5.4  Qualifications..................................................... 13
    5.5  Proceedings and Documents.......................................... 14
    5.7  Restated Investors' Rights Agreement............................... 14

6.  Conditions of the Company's Obligations at Closing...................... 14
    6.1  Representations and Warranties..................................... 14
    6.2  Payment of Purchase Price.......................................... 14
    6.3  Qualifications..................................................... 14

7.  Miscellaneous........................................................... 15
    7.1  Survival of Warranties............................................. 15
    7.2  Successors and Assigns............................................. 15
    7.3  Governing Law...................................................... 15
    7.4  Counterparts....................................................... 15
    7.5  Titles and Subtitles............................................... 15
    7.6  Notices............................................................ 15
    7.7  Finder's Fee....................................................... 16
    7.8  Legal Fees......................................................... 16
    7.9  Expenses........................................................... 16
    7.10 Amendments and Waivers............................................. 16
    7.11 Severability....................................................... 16
    7.12 Entire Agreement................................................... 16


                                         ii.

                     SERIES B PREFERRED STOCK PURCHASE AGREEMENT



    THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of the 12th day of July, 1996, by and between Vista Medical Technologies, Inc., a California corporation (the "Company"), and the investors listed on SCHEDULE A hereto, each of which is herein referred to as an "Investor" and collectively referred to as the "Investors."

    THE PARTIES HEREBY AGREE AS FOLLOWS:

    1.   PURCHASE AND SALE OF STOCK.

         1.1  SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

              (a) The Company shall adopt and file with the Secretary of State of California on or before the First Closing (as defined below), Amended and Restated Articles of Incorporation in substantially the form attached hereto as EXHIBIT A (the "Restated Articles").

              (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the First Closing pursuant to
Section 1.2, and the Company agrees to sell and issue to each Investor at the First Closing pursuant to Section 1.2, that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on SCHEDULE A hereto for the purchase price of $4.00 per share.

              (c) Subject to the terms and conditions of this Agreement, each Subsequent Investor (as defined below) agrees, severally, to purchase at the applicable Subsequent Closing pursuant to Section 1.3, and the Company agrees to sell and issue to each Subsequent Investor at the applicable Subsequent Closing pursuant to Section 1.3, that number of shares of the Company's Series B Preferred Stock mutually agreed upon by the Company and such Subsequent Investor for the purchase price of $4.00 per share.

         1.2  FIRST AND SUBSEQUENT CLOSINGS.

              (a) The purchase and sale of the Series B Preferred Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California at 11:00 A.M., on July 12, 1996, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "First Closing").

              (b) The Company may sell up to the balance of the authorized number of shares of Series B Preferred Stock not sold at the Closing to such purchasers as it shall select (the "Subsequent Investors"), at a price not less than $4.00 per share, at one or more closings (the "Subsequent Closings"), provided the agreement or agreements for sale are executed not later than December 31, 1996. If more than one such Subsequent Closing shall occur, the Subsequent Closings shall be identified in numerical order beginning with the "Second Closing." Any such Subsequent Investor shall become a party to this Agreement and that certain Amended and Restated Investors' Rights Agreement to be executed in connection with the entering into of this Agreement, in substantially the form attached hereto as EXHIBIT B (the "Rights Agreement") and shall have the rights and obligations hereunder and thereunder. No further consent shall be required of the Investors to allow such purchaser to become a party to this Agreement and/or the Rights Agreement. As used herein, the terms "Closing" and "Closings" shall refer individually, and collectively, to the First and the Subsequent Closings, as applicable.

              (c) At each Closing, the Company shall deliver to each Investor a certificate representing the shares of Series B Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or such other form of payment as shall be mutually agreed upon by such Investor and the Company. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at such Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance reasonably acceptable to the Company.


    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor or Subsequent Investor, as applicable, that, except as set forth on a Schedule of Exceptions furnished each Investor or a Supplemental Schedule of Exceptions furnished to each Subsequent Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist prior to the Closing, of:

               (i) PREFERRED STOCK. 18,000,000 shares of Preferred Stock (the "Preferred Stock"), 8,300,000 shares of which have been designated
Series A-1 Preferred Stock, and 8,094,340 of which are issued and outstanding, 500,000 shares of which have been designated Series A-3, and 154,581 of which are issued and outstanding, and 3,100,000 shares of which have been designated Series B Preferred Stock, up to 3,000,000


                                          2.

of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series B Preferred Stock will be as stated in the Restated Articles.

              (ii) COMMON STOCK. 25,000,000 shares of common stock ("Common Stock"), of which 701,000 shares are issued and outstanding.

              (iii) Except for (A) the conversion privileges of the Series A-1 Preferred Stock, (B) the conversion privileges of the Series A-3 Preferred Stock, (C) the conversion privileges of the Series B Preferred Stock to be issued under this Agreement, (D) the rights provided in Section 3.1 of the Rights Agreements and (E) the 2,687,481 shares of Common Stock reserved for issuance pursuant to the Company's 1995 Stock Option Plan (the "Plan"), of which options to purchase 1,986,947 shares have been granted under the Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not an equity owner in any joint venture, partnership or similar arrangement.

         2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Rights Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Rights Agreement and any Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

         2.5  VALID ISSUANCE OF PREFERRED AND COMMON STOCK.

              (a) The Series B Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof


                                          3.

for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series B Preferred Stock hereunder.

              (b) The outstanding shares of Series A-1 Preferred Stock, Series A-3 Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

         2.6 GOVERNMENTAL CONSENTS. To the best of the Company's knowledge and belief, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days of the sale of the Series B Preferred Stock hereunder.

         2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement, the Rights Agreement or any Ancillary Agreements, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, financial condition, or business of the Company. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         2.8 PROPRIETARY INFORMATION AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information Agreement in the Company's standard form. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultant are in violation thereof, and the Company will use its best efforts to prevent any such violation.


                                          4.

         2.9 PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in the Business Plan without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company is not aware that any of its employees or consultants are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agreement that would interfere with the use of his, her, or its best efforts to promote the best interests of the Company or that would conflict with the Company's business as it is proposed to be conducted. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution nor delivery of this Agreement, the Investor Rights Agreement, any Ancillary Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated. The Company does not believe that it is or will be necessary to utilize any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company.

         2.10 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Restated Investors' Rights Agreement or any Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.


                                          5.

         2.11 AGREEMENTS; ACTION.

         (a) Except for agreements explicitly contemplated hereby and any Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

         (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $25,000, or (ii) the license of any patent, copyright, trade secret, or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or
(iv) indemnification by the Company with respect to infringements of proprietary rights.

         (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

         (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         2.12 RELATED-PARTY TRANSACTIONS. Except as set forth on the Schedule of Exceptions, no shareholder, employee, officer, or director of the Company or member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own less than one percent (1%) of the outstanding stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

         2.13 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties,


                                          6.

prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.14 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety; and to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.15 REGISTRATION RIGHTS. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.16 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         2.17 FINANCIAL STATEMENTS. The Company has made available to each Investor its audited financial statements (balance sheet and profit and loss statement, statement of shareholders' equity and statement of changes in financial position) for the fiscal year ended December 31, 1995 and its unaudited financial statements (balance sheet and profit and loss statement including notes) for the three-month period ended March 31, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") except for footnotes required by GAAP. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1996 which in the aggregate do not exceed $25,000 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.


                                          7.

         2.18 CHANGES.  Since March 31, 1996 there has not been:

         (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (c) any waiver by the Company of a valuable right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

         (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

         (g) any resignation or termination of employment of any key officer or consultant of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or consultant;

         (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

         (i) any loans or guarantees made by the Company to or for the benefit of its employees, officers, directors or consultants, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

         (j) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;


                                          8.

         (k) any material change in any compensation arrangement or agreement with any employee or consultant;

         (l) to the best of the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

         (m) any agreement or commitment by the Company to do any of the things described in this Section 2.18; or

         (n) receipt of notice that there has been a material order cancellation by any major customer of the Company.

         2.19 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         2.20 INSURANCE. The Company maintains in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for similarly situated companies.

         2.21 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Internal Revenue Code Section 897.

         2.22 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed any and all tax returns and reports as required by law. These returns and reports, if any, are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements are adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its prospects, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns, if any, and none of its state income or franchise tax or sales or use tax returns, if any, has ever been audited by governmental authorities. Since March 31, 1996 the Company has made adequate provisions on its books of account for all taxes, assessments and governmental


                                          9.

charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

         2.23 MINUTE BOOKS. The copy of the minute books of the Company provided to the special counsel of the Investors contains a complete summary of all meetings of directors and shareholders and all actions by written consent in lieu of a meeting by directors or shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.24 DISCLOSURE. The Company has fully provided each Investor with all the information which such Investor has requested for deciding whether to purchase the Series B Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Rights Agreement and any Ancillary Agreements, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         2.25 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer, consultant or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer, consultant and employee of the Company is terminable at the will of the Company.

         2.26 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive rights to develop, manufacture, assemble, distribute and sell its products.

         2.27 FINDER OR BROKER. The Company is not obligated to pay any brokerage commissions, finder's fees or other similar compensation to any finder, broker,


                                         10.

intermediary or any similar person in connection with the transactions contemplated herein. The Company will indemnify Investors and hold Investors harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of the Company.

         2.28 CUSTOMER COMPLAINTS. The Company has received no customer complaints, concerning alleged defects in its products or the design thereof that, if true, would have a material adverse effect on the assets, financial condition or business of the Company.

    3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Each Investor or Subsequent Investor, as applicable, hereby represents and warrants that:

         3.1 AUTHORIZATION. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

         3.3 DISCLOSURE OF INFORMATION. It believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

         3.4 INVESTMENT EXPERIENCE. Each Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.


                                         11.

         3.5  ACCREDITED INVESTOR.   Each Investor is an "accredited investor"
within the meaning of Securities Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         3.6 RESTRICTED SECURITIES. It understands that the shares of Series B Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series B Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 7, provided and to the extent such sections are then applicable, and the Rights Agreement and:

              (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

              (b)(i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

              (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

         3.8 LEGENDS. It is understood that the certificates evidencing the Series B Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:


                                         12.

              (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

              (b)  Any legend required by the laws of any State.


    4.   CALIFORNIA COMMISSIONER OF CORPORATIONS.

         4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

    5. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor or Subsequent Investor under subsection 1.1(b) or (c) of this Agreement are subject to the fulfillment of each of the following conditions on or before the Closing with respect to such Investors' or Subsequent Investors' purchase of Series B Preferred Stock, the waiver of which shall not be effective against any Investor who does not consent in writing thereto, PROVIDED, HOWEVER, that the fulfillment of the condition listed in subsection 5.6 is NOT required for any Subsequent Closing:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

         5.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor or Subsequent Investor at the applicable Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

         5.4 QUALIFICATIONS. The Commissioner of Corporations of the State of California and the Blue Sky authorities of any other State applicable shall have issued a


                                         13.

permit qualifying the offer and sale of the Series B Preferred Stock and the underlying Common Stock to the Investors or Subsequent Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification.

         5.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents incident thereto (including satisfactory results of due diligence review of the Company) shall be reasonably satisfactory in form and substance to Investors and Subsequent Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         5.6 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially a form mutually agreed upon by the Company and the Investors.

         5.7 RESTATED INVESTORS' RIGHTS AGREEMENT. The Investor or Subsequent Investor, as applicable, and holders of a majority of the outstanding shares of the Company's Series A-1 Preferred Stock and Series A-3 Preferred Stock, voting together as a single class, on an as-converted basis, shall have entered into the Rights Agreement.

         5.8 MINIMUM INVESTMENT. The Investors must purchase at least 1,250,000 shares of Series B Preferred Stock at the First Closing.

    6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor or Subsequent Investor under this Agreement are subject to the fulfillment of each of the following conditions on or before the Closing with respect to such Investors' or Subsequent Investors' purchase of Series B Preferred Stock by that Investor or Subsequent Investor:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor or Subsequent Investor contained in Section 3 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the applicable Closing.

         6.2 PAYMENT OF PURCHASE PRICE. The Investor shall have delivered the purchase price specified in Section 1.2 or Section 1.3, as applicable.

         6.3 QUALIFICATIONS. The Commissioner of Corporations of the State of California and the Blue Sky authorities, of any other State applicable shall have issued a permit qualifying the offer and sale to the Investors and Subsequent Investors of the Series B Preferred Stock and the Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification.

         6.4 MINIMUM INVESTMENT. The Investors must purchase at least 1,250,000 shares of Series B Preferred Stock at the First Closing.


                                         14.

    7.   MISCELLANEOUS.

         7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series B Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It is expressly contemplated by the parties that the purchase and sale of the shares Series B Preferred Stock hereunder may include one or more subsequent closings at which the purchasing Investor(s) will execute and deliver counterparts to this Agreement, pay the respective purchase price for the shares of Series B Preferred Stock so purchased and receive such shares of Series B Preferred Stock all as provided herein.

         7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, to such Investor's address set forth on the signature pages hereto or to such other address as such Investor shall have furnished to the Company in writing or (b) if to the Company, to its address set forth above and addressed to the attention of the President or at such other addresses as the Company shall have furnished to the Investors. All notices and other communications pursuant to the provisions of this Section 7.6 shall be deemed delivered when mailed or sent by facsimile.


                                         15.

         7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         7.8 LEGAL FEES. The Company hereby agrees to pay legal fees and expenses for one special counsel for the Investors in an aggregate amount of up to $10,000. Except as set forth above, each party to this Agreement shall bear its own expenses and legal fees incurred by it with respect o this Agreement and all related transactions outside of or in excess of these covered costs.

         7.9 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

         7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.12 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                                         16.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             VISTA MEDICAL TECHNOLOGIES, INC., a California corporation



                             By:  /s/ John Lyon
                                  ------------------------------
                                  John Lyon, President
                             Address:  5451 Avenida Encinas, Suite A
                                       Carlsbad, CA 92008
                                       Attn:  John Lyon


                             INVESTORS:


                             FOSTER CITY PARTNERS


                             By:/s/ H. J. Smead
                                ------------------------------------------
                             Title: General Partner
                                   ---------------------------------------
                             Address:  950 Tower Lane, Ste. 800
                                       Foster City, CA  94404



                             ONE LIBERTY FUND III, L.P.
                             By Its General Partner One Liberty Partners III,
                             L.P.


                             By:/s/ D. J. Holland
                                ------------------------------------------
                             Title: as Attorney in Fact
                                   ---------------------------------------
                             Address:  1 Liberty Square, 2nd Floor
                                       Boston, MA  02109


                             GILDE INTERNATIONAL, B.V.


                             By:/s/ D. J. Holland
                                ------------------------------------------
                             Title: as Attorney in Fact
                                   ---------------------------------------
                             Address:  1 Liberty Square, 2nd Floor
                                       Boston, MA  02109



                             [SIGNATURE PAGE TO SERIES B
                         PREFERRED STOCK PURCHASE AGREEMENT]

                             B.U.N.P.


                             By:/s/ John E. Bagalay, Jr.
                                ------------------------------------------
                             Title:Managing Partner
                                   ---------------------------------------
                             Address:  c/o Community Technology Fund
                                       Boston University Ventures
                                       147 Bay State Road
                                       Boston, MA  02215
                                       Attn: John E. Bagalay, Jr.


                             DOMAIN PARTNERS III, L.P.

                             By:  One Palmer Square Associates III, L.P.

                             By:/s/ Kathleen K. Schoemaker
                                ------------------------------------------
                             Title:General partner
                                   ---------------------------------------
                             Address:  One Palmer Square, Ste. 515
                                       Princeton, NJ  08542


With copy to:                BIOTECHNOLOGY INVESTMENTS
                             LIMITED
c/o Domain Associates
One Palmer Square, Ste. 515  By:  Old Court Limited
Princeton, NJ 08542
Attn: James C. Blair, Ph.D.  By:/s/ Kathleen K. Schoemaker
                                -------------------------------------
                             Title:Attorney - In - Fact
                                   ----------------------------------
                             Address:  St. Julian's Court
                                       St. Peter Port
                                       Guernsey, Channel Islands


                             D.P. III ASSOCIATES, L.P.

                             By:  One Palmer Square Associates III, L.P.

                             By:/s/ Kathleen K. Schoemaker
                                ------------------------------------------
                             Title:General partner
                                   ---------------------------------------
                             Address:  One Palmer Square, Ste. 515
                                       Princeton, NJ  08542


                             [SIGNATURE PAGE TO SERIES B
                         PREFERRED STOCK PURCHASE AGREEMENT]

                             SBIC PARTNERS, L.P.

                             By:  Forrest Binkley & Brown L.P.,
                                  General Partner

                                  By:  Forrest Binkley & Brown Venture Co.,
                                       General Partner

                                       By:  /s/ Nicholas B. Binkley
                                          --------------------------------
                                            Nicholas B. Binkley
                                            Office of the President

                             By:  SL-SBIC Partners, L.P.,
                                  General Partner

                                  By:  FW-SBIC, Inc.,
                                       General Partner

                                       By:  /s/ Peter Sterling
                                          --------------------------------
                                            Peter Sterling
                                            Chairman


                             Address:  201 Main Street, Suite 2302
                                       Fort Worth Texas, Texas 76102


                             KOICHIRO HIRO


                             /s/ Koichiro Hiro
                             ---------------------------------------------

                             Address:  c/o Oktas
                                       134 Flanders Road
                                       Westborough, MA  01581


                             [SIGNATURE PAGE TO SERIES B
                         PREFERRED STOCK PURCHASE AGREEMENT]

                             DELAWARE CHARTER GUARANTEE &
                             TRUST TTEE FBO NANCY M. BRIEFS


                             /s/ Dick Blakeley
                             ---------------------------------------------
                             By:  Dick Blakeley
                                ------------------------------------------
                             Title:  Agent c/o Smith Barney
                                   ---------------------------------------
                             Address:  3000 Sand Hill Road 3-190
                                       Menlo Park, CA  94025

                             With copy to:

                                       c/o Oktas
                                       134 Flanders Road
                                       Westborough, MA  01581


                             [SIGNATURE PAGE TO SERIES B
                         PREFERRED STOCK PURCHASE AGREEMENT]

                                      SCHEDULE A

                                SCHEDULE OF INVESTORS


                                          Number          Cancellation of                            Total
     Investor                           of Shares        Indebtedness(1)        Cash              Investment
---------------------------------------------------------------------------------------------------------------
FIRST CLOSING
Foster City Partners                      276,807                 -0-       $1,107,228.00       $1,107,228.00
One Liberty Fund III, L.P.                115,385           93,452.64          368,084.00          461,536.64
Gilde International, B.V.                   1,165                 -0-            4,660.00            4,660.00
B.U.N.P.                                   36,844           28,350.14          119,024.00          147,374.14
Domain Partners III, L.P.                 315,305          255,652.32        1,005,564.00        1,261,216.32
Old Court Limited                         163,170          132,300.12          520,376.00          652,676.12
D.P. III Associates, L.P.                  11,036            8,947.81           35,196.00           44,143.81
SBIC Partners, L.P.                       291,375          236,444.35          929,052.00        1,165,496.35
Koichiro Hori                               8,244           32,984.55                 -0-           32,984.55
Nancy Briefs                               50,000                 -0-          200,000.00          200,000.00
                                     ------------         -----------       -------------       -------------
FIRST CLOSING TOTALS:                1,269,331.00         $788,130.93       $4,289,184.00       $5,077,315.93
                                     ------------         -----------       -------------       -------------
                                     ------------         -----------       -------------       -------------


                                          Number          Cancellation of                            Total
     Investor                           of Shares        Indebtedness(1)        Cash              Invvestment
---------------------------------------------------------------------------------------------------------------

SECOND CLOSING
Craig Andrews                               5,000                 -0-          $20,000.00          $20,000.00
John Denniston                              2,500                 -0-           10,000.00           10,000.00
Faye Hunter Russell Trust
  U/A Dtd 7-11-88                           2,500                 -0-           10,000.00           10,000.00
                                     ------------         -----------       -------------       -------------
SECOND CLOSING TOTALS:                     10,000                 -0-           40,000.00           40,000.00
                                     ------------         -----------       -------------       -------------
                                     ------------         -----------       -------------       -------------
TOTALS:                              1,279,331.00         $788,130.93       $4,329,184.00       $5,117,315.93
                                     ------------         -----------       -------------       -------------
                                     ------------         -----------       -------------       -------------


(1) The bridge notes provide that the principal plus all accrued but unpaid interest due under such notes may be converted, at the Company's sole option, into that number of fully paid and nonassessable shares of Series B Preferred Stock as is equal to such amount divided by $4.00 (the per share purchase price of the Series B Preferred Stock), with any fraction of a share rounded up to the next whole share. As a result, (a) the amounts shown in the "Cancellation of Indebtedness" column reflect the actual aggregate principal and accrued interest as of the Closing, (b) the amounts shown in the "Cash" column reflect the amounts due to purchase the additional whole number of shares and (c) the amounts shown in the "Total Investment" column reflect the actual amounts paid for the shares of Series B Preferred Stock purchased.

                                      EXHIBIT A

                                  RESTATED ARTICLES

                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                           VISTA MEDICAL TECHNOLOGIES, INC.


    The undersigned, John Lyon and Larry Osterink, hereby certify that:

    ONE: They are the duly elected and acting President and Secretary, respectively, of Vista Medical Technologies, Inc., a California corporation.

    TWO: The articles of incorporation of this corporation are amended and restated to read as follows:


                                          I.

    The name of the corporation is Vista Medical Technologies, Inc.


                                         II.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                         III.

    A. CLASSES OF STOCK. This corporation is authorized to issue two (2) classes of shares, to be designated "Common" and "Preferred" and referred to herein as the "Common Shares" or the "Preferred Shares" respectively. The total number of Common Shares the corporation is authorized to issue is twenty-five million (25,000,000). The par value is $0.01 per share. The total number of Preferred Shares the corporation is authorized to issue is eighteen million (18,000,000). The par value is $0.01 per share.

         The board of directors of the corporation may divide the Preferred Shares into any number of series. The board of directors shall fix the designation and number of shares of each such series. The board of directors may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of the Preferred Shares. The board of directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

    B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE SERIES A-1 PREFERRED STOCK, SERIES A-3 PREFERRED STOCK AND SERIES B PREFERRED STOCK.

         1. DESIGNATION OF SERIES A-1 PREFERRED STOCK, SERIES A-3 PREFERRED STOCK AND SERIES B PREFERRED STOCK. Eight Million Three Hundred Thousand (8,300,000) shares of Preferred Stock are designated Series A-1 Preferred Stock (the "Series A-1 Preferred") with the rights, preferences and privileges specified herein. Five Hundred Thousand (500,000) shares of Preferred Stock are designated Series A-3 Preferred Stock (the "Series A-3 Preferred") with the rights, preferences and privileges specified herein. Three Million One Hundred Thousand (3,100,000) shares of Preferred Stock are designated Series B Preferred Stock (the "Series B Preferred") with the rights, preferences and privileges specified herein. As used in this Article III, Section B., the term "Series A Preferred" shall refer to the Series A-1 Preferred and the Series A-3 Preferred. As used in this Article III, Section B., the term "Preferred Stock" shall refer to the Series A-1 Preferred, the Series A-3 Preferred and the Series B Preferred.

         2. DIVIDEND RIGHTS OF PREFERRED STOCK. The holders of the then outstanding shares of Preferred Stock shall be entitled to receive dividends pro rata, in preference to any dividend on the Common Stock of this corporation ("Common"), at the rate of eight percent (8%) of the Original Purchase Price per share (as defined below) per annum, whenever funds are legally available and when and as declared by the Board of Directors. The dividends shall be non-cumulative. The original purchase price of the Series A Preferred shall be $1.325 per share (the "Series A Original Purchase Price"). The original purchase price of the Series B Preferred shall be $4.00 per share (the "Series B Original Purchase Price"). As used in this Section 2, the term "Original Purchase Price" shall refer to the Series A Original Purchase Price or the Series B Original Purchase Price, as the case may be.

         3.   LIQUIDATION PREFERENCE.

              a. In the event of any liquidation event, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive pro rata, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common by reason of their ownership thereof, with respect to the Series B Preferred, the sum of (i) $4.00 per share for each share of Series B Preferred then held by them and (ii) an amount equal to all declared but unpaid dividends on the Series B Preferred then held by them, and, with respect to the Series A Preferred, the sum of (i) $1.325 per share for each share of Series A Preferred then held by them and (ii) an amount equal to all declared but unpaid dividends on the Series A Preferred then held by them. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder would have been entitled to receive pursuant to this Section 3 if such distribution had been sufficient to permit the full payment of such preferential amount.

              b. After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled pursuant to Section 3.a. above, the holders of the Common and Preferred Stock shall be entitled to receive the remaining assets of the corporation in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they have the right to acquire upon conversion of Preferred Stock until such time as the distributions made to the holders of the Preferred Stock (taken together with all payments made pursuant to Section 3.a. above) equal, with respect to the Series A Preferred, $3.975 per share for each share of Series A Preferred then held by them and, with respect to the Series B Preferred, $12.00 per share for each share of Series B Preferred then held by them. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of the corporation legally available for distribution after payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled pursuant to Section 3.a. above shall be distributed ratably among the holders of the Common and Preferred Stock in proportion to the preferential amount each such holder would have been entitled to receive pursuant to this Section 3 if such distribution had been sufficient to permit the full payment of the preferential amounts under this Section 3.b. to the holders of the Preferred Stock.

              c. After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled pursuant to Sections 3.a. and 3.b. above, the holders of the Common shall be entitled to receive all remaining assets of the corporation in proportion to the shares of Common Stock then held by them.

              d. For purposes of this Section 3, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include, the corporation's sale of all or substantially all of its assets or the acquisition of this corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary in which the shareholders of the corporation are holders of less than 50% of voting power of the surviving corporation.

              e. Each holder of any outstanding shares of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the corporation in connection with the repurchase of shares of Common issued to or held by employees, directors or consultants of or to the corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the corporation and such persons.

         4. CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              a. OPTIONAL AND AUTOMATIC CONVERSION. Each share of Preferred Stock shall be convertible at the option of the holder thereof, without payment of additional consideration, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Common as is determined by dividing, with respect to the Series A Preferred, $1.325 or, with respect to the Series B

Preferred, $4.00 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common shall be deliverable upon conversion of the Series A-1 Preferred (the "Series A-1 Conversion Price") shall initially be $1.325 per share of Common. The price at which shares of Common shall be deliverable upon conversion of the Series A-3 Preferred (the "Series A-3 Conversion Price") shall initially be $1.325 per share of Common. The price at which shares of Common shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $4.00 per share of Common. As used in this Section 4., the term "Conversion Price" shall refer to the Series A-1 Conversion Price, the
Series A-3 Conversion Price or the Series B Conversion Price, as the case may be. The initial Series A-1 Conversion Price, Series A-3 Conversion Price and Series B Conversion Price shall be subject to adjustment as hereinafter provided.

    Each share of Preferred Stock shall automatically be converted into shares of Common at the then effective Conversion Price in the event of either (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common (whether for the account of the corporation or for the account of one or more shareholders of the corporation) of the corporation to the public in which the aggregate gross cash proceeds to the corporation (prior to underwriters' discounts and expenses) are equal to or exceed $15,000,000 and the public offering price is equal to or exceeds $5.00 per share of Common (as adjusted for any stock dividends, combinations or splits with respect to such shares) (a "Qualified Public Offering") or (ii) the written consent of holders of more than fifty percent (50%) of the then outstanding shares of Preferred Stock voting together as a single class (a "Qualifying Consent"). In the event of the automatic conversion of the Preferred Stock upon a Qualified Public Offering, the conversion of Preferred Stock shall be deemed to have occurred immediately prior to the closing of such Qualified Public Offering. In the event of the automatic conversion of the shares of Preferred Stock upon a Qualifying Consent, the conversion of Preferred Stock shall be deemed to have occurred on the date specified in such Qualifying Consent.

              b. MECHANICS OF CONVERSION. No fractional shares of Common shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that it elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4.a.). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates, registered in such names as specified by the holder, for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common, and any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date (except that in the event of an automatic conversion (i) upon a Qualified Public Offering pursuant to Section 4.a. such conversion shall be deemed to have been made immediately prior to the closing of the Qualified Public

Offering and (ii) upon a Qualifying Consent pursuant to Section 4.a. such conversion shall be deemed to have been made on the date specified in such Qualifying Consent). If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

              c. ADJUSTMENTS TO SERIES A-1 CONVERSION PRICE, SERIES A-3 CONVERSION PRICE AND SERIES B CONVERSION PRICE FOR DILUTIVE ISSUES.

                   (1) SPECIAL DEFINITIONS. For purposes of this Section 4.c. and Section 5, the following definitions shall apply:

                        (a) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                        (b) "ORIGINAL ISSUE DATE" shall mean, with respect to the Series A-1 Preferred, the date on which a share of Series A-1 Preferred was first issued, and with respect to the Series A-3 Preferred, the date on which a share of Series A-3 Preferred was first issued, and with respect to the Series B Preferred, the date on which a share of Series B Preferred was first issued.

                        (c) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Common and Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common.

                        (d) "ADDITIONAL SHARES OF COMMON" shall mean all shares of Common issued (or, pursuant to Section 4.c.(3), deemed to be issued) by the corporation after the Original Issue Date, other than shares of Common issued or issuable:

                             i)   upon conversion of shares of Preferred
Stock authorized herein;

                             ii)  to officers, directors or employees of,
or consultants to, the corporation pursuant to any plan or agreement approved by the Board of Directors;

                             iii) as a dividend or distribution on the
Preferred Stock or any event for which adjustment is made pursuant to Sections 4.d. or 4.e. hereof;

                             iv)  in connection with equipment leasing or
bank financing transactions, provided such shares are issued for other than primarily equity financing purposes;

                             v)   pursuant to transactions involving
technology licensing, research or development activities or the distribution or manufacture of the corporation's products, provided that each of the forgoing transactions is for other than primarily equity financing purposes; or

                             vi)       by way of dividend or other distribution
on shares excluded from the definition of Additional Shares of Common by the foregoing clauses i) through v) or this clause vi) or on shares of Common so excluded.

                   (2)  NO ADJUSTMENT OF SERIES A-1 CONVERSION PRICE,
SERIES A-3 CONVERSION PRICE OR SERIES B CONVERSION PRICE. No adjustment in the Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the corporation is less than the Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price, respectively, in effect on the date of, and immediately prior to, the issue of such Additional Share.

                   (3)  ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES
OF COMMON -- OPTIONS AND CONVERTIBLE SECURITIES. In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common are deemed to be issued:

                        (a) no further adjustment in the Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decreases in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, the Series A-1 Conversion Price, Series A-3 Conversion Price and Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (c) no readjustment pursuant to clause (b) above shall have the effect of increasing the Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price to an amount which exceeds the lower of (i) such Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price, respectively, on the original adjustment date with respect to such deemed issuance of Additional Shares of Common, or (ii) such Series A-1

Conversion Price, Series A-3 Conversion Price or Series B Conversion Price, respectively, that would have resulted from any issuance of Additional Shares of Common between such original adjustment date and such readjustment date; and

                        (d) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the corporation upon the exercise, conversion or exchange thereof, the Series A-1 Conversion Price, Series A-3 Conversion Price and Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities.

                   (4) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON. In the event this corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4.c.(3)) without consideration or for a consideration per share less than the Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price, respectively, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price, respectively, by a fraction, the numerator of which shall be the number of shares of Common outstanding immediately prior to such issue plus the number of shares of Common which the aggregate consideration received by the corporation for the total number of Additional Shares of Common so issued would purchase at such Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price, respectively, in effect immediately prior to such issue; and the denominator of which shall be the number of shares of Common outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; and provided further that, for the purposes of this Section 4.c.(4): (i) no shares of Common issued or issuable upon conversion of Preferred Stock shall be deemed to be outstanding and all such shares shall be excluded from such calculation,
(ii) all shares of Common issuable upon conversion of outstanding Options and Convertible Securities (excluding outstanding Preferred Stock) shall be deemed to be outstanding and all such shares shall be included in such calculation, and
(iii) except as provided in the foregoing clauses (i) and (ii) above, immediately after any Additional Shares of Common are deemed issued pursuant to
Section 4.c.(3), such Additional Shares of Common shall be deemed to be outstanding. The Series A-1 Conversion Price, Series A-3 Conversion Price and Series B Conversion Price shall not be increased except as set forth in Section 4.c.(3)(b) and in Section 4.d.

                   (5)  DETERMINATION OF CONSIDERATION.  For purposes of this
Section 4.c., the consideration received by the corporation for the issue of any Additional Shares of Common shall be computed as follows:

                        (a)  CASH AND PROPERTY.  Such consideration shall:

                             i)        insofar as it consists of cash, be
computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                             ii)       insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                             iii)      in the event Additional Shares of Common
are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses i) and ii) above, as reasonably determined in good faith by the Board of Directors.

                        (b) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4.c.(3), relating to Options and Convertible Securities, shall be determined by dividing:

                             i)        the total amount, if any, received or
receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                             ii)       the maximum number of shares of Common
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

              d. ADJUSTMENT FOR STOCK SPLITS, DIVIDENDS AND COMBINATIONS. If the corporation shall at any time or from time to time effect a subdivision of the outstanding Common, or shall issue a dividend of Common on its outstanding Common, the Series A-1 Conversion Price, Series A-3 Conversion Price and
Series B Conversion Price then in effect immediately before that subdivision or dividend shall be proportionately decreased, and conversely, if the corporation shall combine the outstanding shares of Common, the Series A-1 Conversion Price, Series A-3 Conversion Price and Series B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.d. shall become effective at the close of business on the date the subdivision or combination becomes effective or on the date on which the dividend is declared.

              e. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in securities of the corporation other than shares of Common, then and in each such event provision shall be made so that the holders of Series A-1 Preferred, Series A-3 Preferred and Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common receivable thereupon, the amount of securities of the corporation that they would have received had their Series A-1 Preferred, Series A-3 Preferred and Series B Preferred been converted into Common on the date of such event, giving effect to all adjustments called for with respect to such securities during the period from the date of such event to and including the conversion date.

              f. ADJUSTMENT FOR MERGER OR REORGANIZATION. In case of any consolidation or merger of the corporation with or into another corporation or the conveyance of all or substantially all of the assets of the corporation to another corporation (other than a consolidation, merger or conveyance provided for elsewhere in this Section 4 or Section 3), provisions shall be made so that holders of shares of Series A-1 Preferred, Series A-3 Preferred and Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common of the corporation deliverable upon conversion of such Series A-1 Preferred, Series A-3 Preferred and Series B Preferred would have been entitled upon such consolidation, merger or conveyance; and, in any case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A-1 Preferred, Series A-3 Preferred and Series B Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A-1 Preferred, Series A-3 Preferred and Series B Preferred.

              g. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common issuable upon the conversion of the Series A-1 Preferred, Series A-3 Preferred and Series B Preferred shall be changed into the same or different number of shares of any class or series of stock, whether by capital reorganization, reclassification or otherwise (other than as set forth above in this Section 4), then and in each such event the holder of each share of Series A-1 Preferred, Series A-3 Preferred and Series B Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common into which such shares of Series A-1 Preferred, Series A-3 Preferred and Series B Preferred might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

              h. NO IMPAIRMENT. The corporation will not, by amendment of this Amended and Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A-1 Preferred, Preferred, Series A-3 Preferred and Series B Preferred against impairment.

              i. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion

Price pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustments or readjustments in accordance with the terms hereof and furnish to each holder of any such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A-1 Conversion Price, Series A-3 Conversion Price or Series B Conversion Price at the time in effect, and
(iii) the number of shares of Common and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares.

              j. NOTICES OF RECORD DATE. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this corporation.

              k. COMMON STOCK RESERVED. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock, and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

         5. VOTING RIGHTS. Each holder of shares of Series A-1 Preferred shall be entitled to the number of votes equal to the number of shares of Common into which such shares of Series A-1 Preferred could be converted on the record date for the vote or the date of the solicitation of any written consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common. The Series A-3 Preferred shall be non-voting Preferred, except as otherwise required by law. Each holder of shares of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common into which such shares of Series B Preferred could be converted on the record date for the vote or the date of the solicitation of any written consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common. Each holder of Common shall be entitled to one vote per share of Common held by such holder. The holder of each share of Series A-1 Preferred and Series B Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation and shall vote with holders of the Common upon all matters submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote and except as provided in Section 6 below. Fractional votes by the holders of Series A-1 Preferred and Series B Preferred shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number.

         6.   RESTRICTIONS AND LIMITS.

              a. So long as fifty percent (50%) or more of the originally issued shares of Series A-1 Preferred and Series B Preferred shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Series A-1 Preferred and Series B Preferred, voting as a class:

                   (1) amend or repeal any provision of, or add any provision to, the corporation's Amended and Restated Articles of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series A-1 Preferred or Series B Preferred;

                   (2) create any new series or class of stock having any rights, preferences or privileges senior to or on a parity with any such rights, preferences or privileges of the Series A-1 Preferred or Series B Preferred;

                   (3) increase or decrease the authorized number of shares of Series A Preferred, Series B Preferred or Preferred;

                   (4) pay any dividend on, or redeem, repurchase or otherwise acquire any shares of, the Common or Preferred (other than (i) any repurchases of shares of Common held by an employee of the corporation upon termination of employment, and (ii) as approved by the Board of Directors);

                   (5) merge into or consolidate with any other corporation or entity (other than any transaction in which the corporation's shareholders own a majority of the securities of the surviving corporation) or sell all or substantially all of the assets of the corporation;

                   (6) amend, or take any action intended to circumvent, the provisions of this Section 6.

         7. STATUS OF CONVERTED STOCK. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

         8. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the corporation not otherwise expressly provided for in this Amended and Restated Articles of Incorporation shall be vested in the Common.

                                         IV.

    A. DIRECTOR LIABILITY. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    B. INDEMNIFICATION. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

    C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of the provisions of this Article shall not adversely affect the rights under this
Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.


                                      * * * * *

    THREE: The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

    FOUR: The foregoing amendment and restatement of the articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 701,000 shares of Common Stock, 8,094,340 shares of Series A-1 Preferred Stock, no outstanding shares of Series A-2 Preferred Stock, 154,581 shares of Series A-3 Preferred Stock and no outstanding shares of Series A-4 Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required, such required vote being (a) a majority of the outstanding shares of Common Stock and Series A-1 Preferred Stock (voting together on an as-converted basis), (b) 66 2/3% of the outstanding shares of Series A-1 Preferred Stock, (c) a majority of the outstanding shares of Common Stock and (d) a majority of the outstanding shares of Series A-1 Preferred Stock and Series A-3 Preferred Stock (voting together as a class). The holders of Series A-3 are not entitled to vote, except as required by law.

         IN WITNESS WHEREOF, the undersigned have executed this certificate on July 2, 1996.




                                  ----------------------------------------
                                  John Lyon, President




                                  ----------------------------------------
                                  Larry Osterink, Secretary


         The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

         Executed at San Diego, California, on July 2, 1996.





                                  ----------------------------------------
                                  John Lyon



                                  ----------------------------------------
                                  Larry Osterink

                                      EXHIBIT B

                         RESTATED INVESTORS' RIGHTS AGREEMENT

                           VISTA MEDICAL TECHNOLOGIES, INC.

                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    July 12, 1996

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.    RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS..................  1
        1.1    Restrictions on Transferability...............................  1
        1.2    Certain Definitions...........................................  2
        1.3    Restrictive Legend(s).........................................  3
        1.4    Notice of Proposed Transfers..................................  3
        1.5    Demand Registration Rights....................................  4
        1.6    Company Registration..........................................  6
        1.7    Form S-3 Registration Rights..................................  7
        1.8    Expenses of Registration......................................  8
        1.9    Registration Procedures.......................................  8
        1.10   Indemnification...............................................  9
        1.11   Information by Holder......................................... 11
        1.12   Rule 144 Reporting............................................ 11
        1.13   Transfer of Registration Rights............................... 12
        1.14   Termination of Registration Rights............................ 12
        1.15   "Market Stand Off" Agreement.................................. 13

SECTION 2.    AFFIRMATIVE COVENANTS OF THE COMPANY AND SHAREHOLDERS.......... 13
        2.1    Financial Information......................................... 13
        2.2    Assignment of Rights to Financial Information................. 14
        2.3    Inspection Rights............................................. 14
        2.4    Attendance at Board Meetings.................................. 15
        2.5    Termination of Covenants...................................... 15
        2.6    Confidential Information, etc................................. 15

SECTION 3.    RIGHTS OF FIRST REFUSAL........................................ 16
        3.1    Right of First Refusal on Company Issuances................... 16

SECTION 4.    MISCELLANEOUS.................................................. 17
        4.1    Governing Law................................................. 17
        4.2    Successors and Assigns........................................ 17
        4.3    Entire Agreement.............................................. 17
        4.4    Notice........................................................ 18
        4.5    Counterparts.................................................. 18
        4.6    Severability.................................................. 18
        4.7    Separability.................................................. 18
        4.8    Approval of Amendments and Waivers............................ 18
        4.9    Amendment of Prior Agreement.................................. 19

                           VISTA MEDICAL TECHNOLOGIES, INC.

                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


    THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "AGREEMENT") is made as of the 12th day of July, 1996, by and between Vista Medical Technologies, Inc., a California corporation (the "Company"), and the Shareholders listed on Schedule A hereto, each of which is herein referred to as a "Shareholder."

                                       RECITALS

    WHEREAS, the Company and certain of the Shareholders (the "SERIES A SHAREHOLDERS") are parties to a certain Investors Rights Agreement dated as of July 27, 1995, as amended on September 15, 1995 (the "PRIOR AGREEMENT"), pursuant to which the Company has agreed to the extent possible to grant to the Series A Shareholders certain rights to cause the Company to register shares of Common Stock issuable to the Series A Shareholders upon conversion of the Company's Series A-1 Preferred Stock and Series A-3 Preferred Stock (the "SERIES A PREFERRED") in the event the Company grants such rights to other shareholders, and certain other matters as set forth therein;

    WHEREAS, the Company and certain of the Shareholders (the "SERIES B SHAREHOLDERS") are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the "SERIES B AGREEMENT"); and

    WHEREAS, in order to induce the Company to enter into the Series B
Agreement and to induce the Series B Shareholders to purchase shares of the Company's Series B Preferred Stock (the "SERIES B PREFERRED") pursuant to the Series B Agreement, the Shareholders and the Company hereby agree that this Agreement shall amend and restate the Prior Agreement so that this Agreement shall govern the obligations of the Company to register the resale of shares of Common Stock issuable to the Shareholders upon conversion of their shares of the Company's Series A Preferred and/or Series B Preferred, and certain other matters as set forth herein.

    NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                      SECTION 1.

         RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

    1.1 RESTRICTIONS ON TRANSFERABILITY. Neither the Series A Preferred or the Series B Preferred nor the Registrable Securities (as defined below) shall be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act (as defined below), or upon such other terms as are in the opinion of counsel to the Company satisfactory to comply with the provisions of the Securities Act. Except for transfers made pursuant to Rule 144 of the Securities Act, the Shareholders will cause any proposed transferee of Series A Preferred, Series B Preferred or Registrable Securities held by any Shareholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement and it will be a condition precedent to the effectiveness of any such transfer that the

Company shall have secured a written agreement in form and substance satisfactory to the Company to that effect, if so requested by the Company,

    1.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

    "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "FORM S-3" shall mean Form S-3 under the Securities Act (as defined below) as in effect on the date of this Agreement, or any substantially similar, equivalent or successor form under the Securities Act.

    "HOLDER" shall mean each holder of Registrable Securities.

    "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred, (ii) the Common Stock issuable or issued upon conversion of the Series B Preferred and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Section 1 are not assigned.

    The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

    "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof other than Selling Expenses, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of Company counsel, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

    "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof or a legend substantially similar thereto and all shares of Common Stock outstanding on the date of this Agreement.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the applicable sale.

    1.3  RESTRICTIVE LEGEND(S).

    (a) Each certificate representing the shares of Series A Preferred, Series B Preferred and Registrable Securities shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable California or other state securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

    (b) Each certificate representing shares of Registrable Securities into which shares of the Series A Preferred and/or Series B Preferred are converted also shall be stamped or otherwise imprinted with any legend required by the Bylaws of the Company (in addition to any legend required under applicable California or other state securities laws).

    1.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing the Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel which shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission, a copy of any holder's request (together with all supplements or amendments thereto) to which shall have been provided to the Company, at or prior to the time of first delivery to the Commission's staff, to the effect that the transfer of such securities without registration will not result in a recommendation by such staff that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as provided for above shall bear the appropriate restrictive legend set forth in
Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company or counsel for such holder, such legend is not required in order to establish compliance with any provisions of the Securities Act.

    Notwithstanding the provisions above, no such opinion of counsel or "no action letter" shall be necessary for a transfer by a Shareholder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner ("PARTNERS"), if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Shareholder hereunder.

    1.5  DEMAND REGISTRATION RIGHTS.

    (a) Commencing on July 12, 1999, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 1.5) from the Holders of at least forty percent (40%) of the Registrable Securities that the Company file a registration statement or similar document under the Securities Act covering the registration of Registrable Securities the expected aggregate offering price to the public of which is at least $7,500,000, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within fifteen (15) days after receipt of such written notice, to be registered in accordance with this Section 1.5 to be registered under the Securities Act. The Holders making the written request pursuant to this Section 1.5 shall be referred to hereinafter as the "INITIATING HOLDERS".

    Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Section 1.5 during the period starting with the date one hundred twenty (120) days prior to the Company's estimated date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company's securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (ii) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six (6) months; provided, however, that the Company shall not obtain such a deferral more than once in any 12-month period.

    The Company shall be obligated to effect not more than two (2) registrations pursuant to this Section 1.5 for which holders of Registrable Securities are the Initiating Holders.

    (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 1.5, and the Company shall include such information in the notice referred to in
Section 1.5(a). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

    The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company and reasonably satisfactory to a majority of interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.5, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

    If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.5.

    If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other securityholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

    1.6  COMPANY REGISTRATION.

    (a) If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a securityholder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future or a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Securities and Exchange Commission Rule 145 or similar transaction the Company will (i) promptly give to each Holder written notice thereof and (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities of such Holders as specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company.

    (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to Section 1.6(a). In such event the right of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder's agreeing to participate in such underwriting and to the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising any demand registration rights. Notwithstanding any other provision of this Section 1.6, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an "UNDERWRITER CUTBACK"); provided, however, that if such underwriting relates to any registration statement other than a registration statement being filed with respect to the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public ("INITIAL PUBLIC OFFERING") in which no secondary shares are included, then (i) in no event shall the aggregate number of shares of Registrable Securities included in such underwriting be reduced below thirty (30%) of the total number of shares proposed to be included in such underwriting. In the event of an Underwriter Cutback, the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders thereof (other than those holders who are exercising their demand registration rights) on the basis that the holders who are not Holders shall be cut back before any cutback of Holders. If the limitation determined by the underwriter requires an Underwriter Cutback, such Underwriter Cutback shall be in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    1.7 FORM S-3 REGISTRATION RIGHTS. After the Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3, and to that end the Company shall use its best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), within twelve (12) months following the effective date of the first registration of any securities of the Company for an underwritten registered public offering. After the Company has qualified for the use of Form S-3, and subject to the provisions of Section 1.14, each Holder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject only to the following limitations:

    (a) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

    (b) The Company shall not be required to effect a registration pursuant to this Section 1.7 unless the Holder or Holders requesting such a registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000;

    (c) The Company shall not be required to effect a registration pursuant to this Section 1.7 if the Company shall furnish to the requesting Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for the registration statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than one hundred twenty (120) days within which to file such registration statement; provided however, that the Company shall not use this right more than once in any 12-month period;

    (d) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding one hundred twenty
(120) days from the effective date thereof;

    (e) The Company shall not be obligated to cause a registration on Form S-3 if in the prior six-month period the Company has caused a registration on Form S-3 to become effective; and

    (f) The Company shall be obligated to effect not more than two registrations per year pursuant to this Section 1.7 for which holders of Registrable Securities request such registration.

    The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 1.7 and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within fifteen (15) days after receipt of such written notice, be registered in accordance with this Section 1.7 to be registered under the Securities Act. Subject to the foregoing, the Company will use its best efforts to effect promptly any registration pursuant to this Section 1.7. The provisions of
Section 1.5(b) shall apply to any registration effected pursuant to this Section 1.7

    1.8 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.5, 1.6 and 1.7 (exclusive of Selling Expenses but inclusive of the reasonable fees and expenses of one special counsel to the selling Holders) shall be borne by the Company. Notwithstanding anything to the contrary herein, the Company shall not be required to pay for any expenses of any registration proceeding under Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered, unless such Holders agree to forfeit their right to a demand registration pursuant to Section 1.5 (in which event such right shall be forfeited by all Holders). In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 1.5.

    1.9 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

    (a) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

    (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    Notwithstanding any provision to the contrary in this Agreement, the Company shall not be required in connection with any registration pursuant to Sections 1.5, 1.6 or 1.7 to qualify shares in any state or jurisdiction which requires the Company to qualify to do business or to file a general consent to service of process.

    1.10 INDEMNIFICATION.

    (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse each such Holder, each of its officers and directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

    (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and will promptly reimburse the Company, such Holders, such directors, officer's, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigation, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an instrument duty executed by such Holder and stated to be specifically for use therein, provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

    (c) Each party entitled to indemnification under this Section 1.10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

    (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    (e) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

    1.11 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

    1.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

    (a) Use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

    (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at any time after it has become subject to such reporting requirements,

    (c) So long as a Shareholder owns any Restricted Securities, to furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual report of the Company, and such other reports and documents of the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

    1.13 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted under Sections 1.5, 1.6 and 1.7 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder," and the transferred shares shall be considered "Registrable Securities," for purposes of this Section 1, provided that (i) said transferee acquires (or, together with affiliates (as defined under the Securities Act) ("AFFILIATES") of said transferee, after the acquisition then beneficially owns) at least 250,000 shares of the Registrable Securities (including shares of Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) and (ii) the Company is given written notice by such Holder at the time of or within a reasonable time (but not more than thirty (30) days) after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, subject to said transferee's agreement to be bound by and comply with the provisions of this Section 1.

    1.14 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 1 shall terminate (i) upon the seventh anniversary of the effective date of the first registration statement filed by the Company covering the Initial Public Offering or (ii) if earlier, as to any individual Holder, at such time after the Company's Initial Public Offering as all Registrable Securities (including shares of Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) held by such Holder can be sold within any three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder.

    1.15 "MARKET STAND OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; PROVIDED, HOWEVER, that:

              (a) such agreement shall not exceed 180 days for the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

              (b) such agreement shall not exceed 90 days for any subsequent registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

              (c) all executive officers and directors of the Company and all other persons with registration rights under this Agreement enter into similar agreements.

              In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

                                      SECTION 2.

                AFFIRMATIVE COVENANTS OF THE COMPANY AND SHAREHOLDERS

    2.1 FINANCIAL INFORMATION. Subject to Section 2.3, the Company will furnish the following reports to the Shareholders for so long as the Shareholders are holders of any Series A Preferred, Series B Preferred or Registrable Securities:

    (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and surplus and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company;

    (b) Each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company;

    (c) An annual operating budget for each coming year, delivered on or before January 1 of each year; and

    (d) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the investor may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems proprietary.

    2.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 2.1 may be assigned by the Shareholders (or by any permitted transferee of any such rights) so long as (i) the Company is given notice of any such assignment within a reasonable time after the date the same is effected,
(ii) the transferee shall have acquired (or, together with such transferee's Affiliates, after the acquisition shall then beneficially own) at least 250,000 shares of Registrable Securities (including shares Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) in a private transaction and (iii) the transferee is not engaged in a business that is competitive with the Company.

    2.3  INSPECTION RIGHTS.

    (a) The Company will permit any Investor, so long as such Investor (or its representative) owns at least 200,000 Shares, or such number of shares of Common Stock issued upon conversion of 200,000 or more Shares, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) (a "SIGNIFICANT HOLDER") (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

    (b) The provisions of Section 2.2 and this Section 2.3 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

    2.4 ATTENDANCE AT BOARD MEETINGS. So long as Kaiser Aerospace & Electronics ("Kaiser") owns at least an aggregate of 1,000,000 shares of Series A Preferred, and so long as Kaiser does not have a representative on the Board of Directors of the Company, Kaiser shall receive from the Company notices of all meetings of the Board of Directors, including without limitation telephonic meetings, and Kaiser shall receive, with such limitations provided herein, any materials distributed for such meeting, and may send one representative to such meetings, PROVIDED, HOWEVER, that the Company may require as a condition precedent that such representative proposing to attend any meeting of the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings and may require that such representative sign a confidentiality agreement with the Company; and, PROVIDED, FURTHER, that the Company reserves the right not to provide information and to exclude such representative from any meeting or portion thereof if attendance at such meeting by such representative or dissemination of any information at such meeting to such representative would, in the good faith judgment of the Board of Directors, result in disclosure of trade secrets to such representative, would compromise or adversely affect the attorney-client privilege between the Company and its counsel, or would, in the good faith judgment of the Board of Directors, result in a conflict of interest situation. If such representative in his or her good faith judgment believes that an item to be discussed by the Board of Directors would result in any conflict of interest, such representative shall promptly bring such conflict to the attention of the Chairman of the Board. In no event shall any provision of this paragraph waive any obligation of confidentiality to the Company owed by any such representative or Kaiser.

    2.5  TERMINATION OF COVENANTS.  The covenants set forth in Section 2.1,
Section 2.3 and Section 2.4 shall terminate and be of no further force or effect after the closing date of the Initial Public Offering.

    2.6 CONFIDENTIAL INFORMATION, ETC. Each Shareholder agrees that all information received by it pursuant to this Section 2, and any other information relating to the Company's technology, processes or formulas that is disclosed by the Company to any Shareholder in writing and is marked "Confidential," shall be considered confidential information. Each Shareholder further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party other than its counsel or accountants nor shall such Shareholder use such confidential information for any purpose other than evaluation of such Shareholder's investment in the Company; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any such information that (a) was known to the public prior to disclosure by the Company, (b) becomes known to the public through no fault of such Shareholder, (c) is disclosed to such Shareholder on a non-confidential basis by a third party having a legal right to make such disclosure or (d) is independently developed by such Shareholder.

                                      SECTION 3.

                               RIGHTS OF FIRST REFUSAL

    3.1  RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.

    (a) The Company hereby grants to each Shareholder the right of first refusal to purchase its Pro Rata Share (defined below) of all (or any part) of New Securities (defined below) that the Company may from time to time propose to sell and issue. Such Shareholder's "PRO RATA SHARE," for purposes of this Section 3, is the ratio of the number of shares of Common Stock (assuming conversion of all shares of Series A Preferred and Series B Preferred) then held by such Shareholder to the total number of shares of Common Stock then outstanding (assuming conversion of all shares of Series A Preferred and Series B Preferred). This right of first refusal shall be subject to the following provisions:

    (b) "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "NEW SECURITIES" does not include (i) securities issuable upon conversion of or with respect to Series A Preferred Stock, Series B Preferred Stock or any future series of preferred stock; (ii) shares of the Company's Common Stock (or related options) issued to officers, directors, employees of and/or consultants to the Company pursuant to plans or agreements as approved by the Company's Board of Directors; (iii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (iv) securities issued in connection with any equipment leasing, technology licensing, corporate partnering, strategic alliance, acquisition, merger, purchase of assets or similar transaction as approved by the Company's Board of Directors; and (v) shares of the Company's Common Stock issued or issuable as a result of any antidilution adjustment provided for in the Company's Articles of Incorporation as in effect at the time of such issuance.

    (c) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Shareholder shall have twenty (20) business days from the date of receipt of any such notice to agree to purchase some or all of his Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Shareholder shall have a right of over-allotment such that if any Shareholder fails to exercise his right hereunder to purchase his Pro Rata Share of New Securities, the other Shareholders may purchase the non-purchasing Shareholder's portion on a pro rata basis, within fifteen (15) business days from the date such non-purchasing Shareholder fails to exercise his right hereunder to purchase his Pro Rata Share of New Securities.

    (d) In the event that the Shareholders fail to exercise in full the right of first refusal within said twenty (20) plus fifteen (15) business day period, the Company shall have one hundred twenty (120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) the New Securities respecting which the Shareholders' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Shareholders in the manner provided above.

    (e) The right of first refusal granted under this Section 3. 1 shall not apply to and shall expire upon the closing of the Company's Initial Public Offering.

    (f) The rights granted pursuant to this Section 3.1 may be assigned by the Shareholders (or by any permitted transferee of any such rights) so long as (i) the Company is given notice of any such assignment within a reasonable time after the date the same is effected and (ii) the transferee shall have acquired (or, together with such transferee's Affiliates, after the acquisition shall then beneficially own) at least 250,000 shares of Registrable Securities (including shares of Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) in a private transaction.

                                      SECTION 4.

                                    MISCELLANEOUS

    4.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by California residents.

    4.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    4.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

    4.4 NOTICES. ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Shareholders, to such Shareholders' addresses set forth on the Schedule of Shareholders or to such other address as such Shareholders shall have furnished to the Company in writing, (b) if to any other holder of Registrable Securities, at such address as such holder shall have furnished the Company in writing, or (c) if to the Company, to its address set forth above and addressed to the attention of the President or at such other addresses as the Company shall have furnished to the Shareholders. All notices and other communications pursuant to the provisions of this Section 4.4 shall be deemed delivered when mailed or sent by facsimile.

    4.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

    4.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    4.7 SEPARABILITY. Any invalidity, illegality, or limitation of the enforceability with respect to any Shareholder of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Shareholder's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to other Shareholder.

    4.8 APPROVAL OF AMENDMENTS AND WAIVERS. Any term of this agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and (ii) the holders of at least a majority of the then outstanding shares of Registrable Securities, excluding from the determination of such a majority in clause (ii) (both in determining the total number of such shares outstanding and the number of such shares consenting or not consenting) all shares previously disposed of by such holders pursuant to one or more registration statements under the Securities Act or pursuant to Rule 144. Any amendment, termination or waiver effected in accordance with this section shall be binding upon the Shareholders, each of their transferees and the Company. Each Shareholder acknowledges that by the operation of this Section the holders of a majority of the outstanding Registrable Securities as aforesaid may have the right and power to diminish or eliminate all rights of such Shareholders under this Agreement.

    4.9 AMENDMENT OF PRIOR AGREEMENT. This Agreement constitutes an amendment of the Prior Agreement and is cast in the form of an amendment and restatement solely for the ease of the parties hereto.











                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    The foregoing Restated Investors' Rights Agreement is hereby executed as of the date first above written.

                             THE COMPANY:

                             VISTA MEDICAL TECHNOLOGIES, INC.


                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  5451 Avenida Encinas, Suite A
                                       Carlsbad, CA  92008

                             THE SHAREHOLDERS:

                             FOSTER CITY PARTNERS


                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  950 Tower Lane, Ste. 800
                                       Foster City, CA  94404



                             ONE LIBERTY FUND III, L.P.


                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  1 Liberty Square, 2nd Floor
                                       Boston, MA  02109



                             GILDE INTERNATIONAL, B.V.


                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  1 Liberty Square, 2nd Floor
                                       Boston, MA  02109


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                             B.U.N.P.


                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  c/o Community Technology Fund
                                       Boston University Ventures
                                       147 Bay State Road
                                       Boston, MA  02215



                             DOMAIN PARTNERS III, L.P.

                             By:  One Palmer Square Associates III, L.P.

                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  One Palmer Square, Ste. 515
                                       Princeton, NJ  08542


                             BIOTECHNOLOGY INVESTMENTS LIMITED

                             By:  Old Court Limited


                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  St. Julian's Court
                                       St. Peter Port
                                       Guernsey, Channel Islands


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                             D.P. III ASSOCIATES, L.P.

                             By:  One Palmer Square Associates III, L.P.

                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  One Palmer Square, Ste. 515
                                            Princeton, NJ  08542



                             SBIC PARTNERS, L.P.

                             By:  Forrest Binkley & Brown L.P.,
                                  General Partner

                                  By:  Forrest Binkley & Brown Venture Co.,
                                       General Partner

                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------


                             By:  SL-SBIC Partners, L.P.,
                                  General Partner

                                  By:  FW-SBIC, Inc.,
                                       General Partner

                             By:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------
                             Address:  201 Main Street, Suite 2302
                                       Fort Worth, TX  76102





                             KOICHIRO HIRO


                             -------------------------------------------------

                             Address:  c/o Oktas
                                       134 Flanders Road
                                       Westborough, MA  01581


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                             DELAWARE CHARTER GUARANTEE &
                             TRUST TTEE FBO NANCY M. BRIEFS


                             -------------------------------------------------

                             By:  Dick Blakely
                                ----------------------------------------------
                             Title:  Agent c/o Smith Barney
                                   -------------------------------------------
                             Address:  3000 Sand Hill Road 3-190
                                       Menlo Park, CA  94025

                             With copy to:

                                       c/o Oktas
                                       134 Flanders Road
                                       Westborough, MA  01581


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                             ALBERT STARR, M.D.



                             -------------------------------------------------

                             Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


                             NATIONAL CITY BANK AS CUSTODIAN CARDIAC SURGICAL FBO DR. WILLIAM F. NORTHRUP, IV



                             -------------------------------------------------
                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------

                             Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


                             GUARANTEE & TRUST CO., TRUSTEE FBO GIACOMO A. DELARIA, M.D.



                             -------------------------------------------------
                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------

                             Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                             MEREDITH L. SCOTT, M.D.


                             -------------------------------------------------

                             Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


                             SELECTED MEDICAL ENTERPRISES


                             -------------------------------------------------
                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------

                             Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


                             PROMEDICA INTERNATIONAL, INC.


                             -------------------------------------------------
                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------

                             Address:
                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------

                                      EXHIBIT A
                               SCHEDULE OF SHAREHOLDERS

SHAREHOLDERS

FOSTER CITY PARTNERS
950 Tower Lane, Ste. 800
Foster City, CA 94404
Attention:    Dr.  H.J. Smead

ONE LIBERTY FUND III
1 Liberty Square, 2nd Floor
Boston, MA 02109
Attention:    Dan Holland

GILDE INTERNATIONAL B.V.
1 Liberty Square, 2nd Floor
Boston, MA 02109
Attention:    Dan Holland

B. U. N. P.
c/o Community Technology Fund
Boston University Ventures
147 Bay State Road
Boston, MA 02215
Attention:    John E. Bagalay, Jr.

DOMAIN PARTNERS III, L.P.
One Palmer Square.  Ste. 515
Princeton.  NJ 08542
Attention:    James C. Blair.  Ph.D.

BIOTECHNOLOGY INVESTMENTS LIMITED
St. Julian's Court
St. Peter Pon
Guernsey.  Channel Islands

with copy to:

c/o Domain Associates
One Palmer Square, Ste. 515
Princeton, NJ 08542
Attention:    James C. Blair.  Ph.D.

DP III ASSOCIATES, L.P.
One Palmer Square, Ste. 515
Princeton, NJ 08542

Attention:    James C. Blair, Ph.D

SBIC PARTNERS.  L.P.
201 Main Street, Suite 2302
Fort Worth, TX 76102
Attention:    Nick Binkley

KOICHIRO HORI
c/o Oktas
134 Flanders Road
Westborough, MA 01581

DELAWARE CHARTER GUARANTEE &
TRUST TTEE FBO NANCY M. BRIEFS
3000 Sand Hill Road 3-190
Menlo Park, CA  94025
Attention:  Dick Blakeley

with copy to:

c/o Oktas
134 Flanders Road
Westborough, MA  01581
Attention:  Nancy Briefs

PIONEER CAPITAL CORPORATION
60 State Street
Boston, MA  02109

ACCEL III, L.P.
1 Palmer Square, Ste. 515
Princeton, NJ  08542

ACCEL JAPAN, L.P.
1 Palmer Square, Ste. 515
Princeton, NJ  08542

ACCEL '91
1 Palmer Square, Ste. 515
Princeton, NJ  08542

OAK INVESTMENT PARTNERS V, L.P.
1 Gorham Island
Westport, CT  06880

OAK V AFFILIATES FUND, L.P.
1 Gorham Island

Westport, CT  06880

CRAIG ANDREWS
3543 Garrison Street
San Diego, CA 92106

JOHN DENNISTON
16338 Via del Alba
Rancho Santa Fe, CA 92067

FAYE HUNTER RUSSELL TRUST
U/A DTD 7-11-88
P. O. Box 1759
La Jolla, CA 92038

ALBERT STARR, M.D.
9155 S. W. Barnes Road, Suite 240
Portland, OR 97225

NATIONAL CITY BANK AS CUSTODIAN
CARDIAC SURGICAL FBO DR. WILLIAM F.
NORTHRUP, IV
651 Nicollet Mall, FAC-4
Minneapolis, MN 55402

GUARANTEE & TRUST CO., TRUSTEE
FBO GIACOMO A. DELARIA, M.D.
P. O. Box 9755
Rancho Santa Fe, CA 92067

MEREDITH L. SCOTT, M.D.
1615 Barcelona Way
Winter Park, FL 32789


SELECTED MEDICAL ENTERPRISES
1017 Mary Lan
Lomira, WI 53048

PROMEDICA INTERNATIONAL, INC.
620 Newport Center Drive, #575
Newport Beach, CA 92660

               SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

    THIS SCHEDULE OF EXCEPTIONS IS MADE AND GIVEN PURSUANT TO ARTICLE 2 OF THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT (THE "AGREEMENT"). THE SECTION NUMBERS IN THIS SCHEDULE OF EXCEPTIONS CORRESPOND TO THE SECTION NUMBERS IN THE AGREEMENT; HOWEVER, ANY INFORMATION DISCLOSED HEREIN UNDER ANY SECTION NUMBER SHALL BE DEEMED TO BE DISCLOSED AND INCORPORATED INTO ANY OTHER SECTION NUMBER UNDER THE AGREEMENT WHERE SUCH DISCLOSURE WOULD OTHERWISE BE APPROPRIATE. ANY TERMS DEFINED IN THE AGREEMENT SHALL HAVE THE SAME MEANING WHEN USED IN THIS SCHEDULE OF EXCEPTIONS AS WHEN USED IN THE AGREEMENT UNLESS THE CONTEXT OTHERWISE REQUIRES.

    NOTHING HEREIN CONSTITUTES AN ADMISSION OF ANY LIABILITY OR OBLIGATION ON THE PART OF THE COMPANY NOR AN ADMISSION AGAINST THE COMPANY'S INTEREST. THE INCLUSION OF ANY SCHEDULE HEREIN OR ANY EXHIBIT HERETO SHOULD NOT BE INTERPRETED AS INDICATING THAT THE COMPANY HAS DETERMINED THAT SUCH AN AGREEMENT OR OTHER MATTER IS NECESSARILY MATERIAL TO THE COMPANY. THE INVESTORS ACKNOWLEDGE THAT CERTAIN INFORMATION CONTAINED IN THESE SCHEDULES MAY CONSTITUTE MATERIAL CONFIDENTIAL INFORMATION RELATING TO THE COMPANY WHICH MAY NOT BE USED FOR ANY PURPOSE OTHER THAN THAT CONTEMPLATED IN THE AGREEMENT.



                                     SCHEDULE 2.2
                           CAPITALIZATION AND VOTING RIGHTS

              Reference is made to a certain term sheet containing proposed terms for Vista Cardio Thoracic Endosurgery, a division of the Company, to acquire from ProMedica Distribution exclusive U.S. distribution rights for Peters Laboratories Sutures Lines and Delacroix-Chevalier Surgical Instruments in consideration for 46,000 shares of the Company's Series B Preferred Stock.


                                     SCHEDULE 2.3
                                     SUBSIDIARIES

    The Company owns all outstanding shares of Oktas, Inc., a Massachusetts corporation. Oktas, Inc. ("Oktas") is a holder of approximately thirty-five percent (35%) of the partnership interest of Oktas, a General Partnership ("Oktas G.P."). The Company is the holder of the remaining partnership interest in Oktas G.P.

    Reference is made to a certain term sheet containing terms for a license agreement between Gynecare, Inc. and the Company, pursuant to which the Company would receive equity in Gynecare, Inc.

                                     SCHEDULE 2.6
                                GOVERNMENTAL CONSENTS

    In connection with the sale of Series B Preferred Stock pursuant to the Agreement, the Company is required to and will file a Form U-2 Notice with the State of Massachusetts and intends to file a Form D Notice pursuant to the Securites Act of 1933.


                                     SCHEDULE 2.9
                                PATENTS AND TRADEMARKS

    The Company owns the following United States patents:

    Patent No. 5,536,234 entitled "Optical Surgical Device" (granted July 16,
1996);
    Patent No. 5,349,941 entitled "Cleanable Endoscope" (granted September 27,
1994); and
    Patent No. 5,317,485 entitled "Connector And Method For Coupling An End Of A Light-Transmitting Conduit" (granted May 31, 1994).

    The Company or Oktas has filed the following patent applications with the U.S. Patent and Trademark Office:

    AST-001C2 entitled "Medical Video Endoscope System," Ser. No. 08/227,675 (filed April 14, 1994);
    AST-001PC2 entitled "Medical Video Endoscope System," Ser. No. PCT/US94/06673 (filed June 14, 1994);
    AST-001C3 entitled "Medical Video Endoscope System," Ser. No. 08/324,006 (filed October 14, 1994) (Notice of Abandonment issued February 2, 1996);
    HORI-101AX entitled "Electronic Endoscope," Ser. No. 08/067,140 (filed May 25, 1993) (Notice of Abandonment issued January 22, 1996);
    HORI-101AXCON entitled "Electronic Endoscope," Ser. No. 08/286,543 (filed December 28, 1995);
    HORI-101DX entitled "Endoscope Having Parasitic Light Elements," Ser. No. 08/286,543 (filed August 5, 1994);
    HORI-101XX entitled "Electronic Endoscope," Ser. No. 07/967,996 (filed October 28, 1992);
    HORI-101FX entitled "Electronic Endoscope," Ser. No. 08/400,503 (filed March 7, 1995);
    OKTA-1 entitled "Electronic Endoscope With Zoom Lens System," Ser. No. 08/319,886 (filed October 7, 1994);
    OKTA-1 PCT entitled "Electronic Endoscope With Zoom Lens System," Ser. No. PCT/US95/13352 (filed October 6, 1995, Notice of Allowance granted June 21,
1996);
    OKTA-2 entitled "Asymmetric Stereo-Optic Endoscope," Ser. No. 08/475,364 (filed June 7, 1995);

    OKTA-3 entitled "A Device For Carrying Two Units In End To End Disposition And For Moving One Of The Units Alongside The Other Of The Units," Ser. No. 08/628,448 (filed April 5, 1996);
    OKTA-5 entitled "Fog-Free Endoscope," Ser. No. 08/546,271 (filed October 20, 1995); and
    OKTA-6 entitled "Electronic Endoscope With Position Display," Ser. No. 08/545,927 (filed October 20, 1995).

    The Company is preparing the following patent applications:

    OKTA-4 entitled "A Device For Carrying Two Units In End To End Disposition And For Moving One Of The Units Alongside The Other Of the Units"; and
    OKTA-7 entitled "An Endoscope Apparatus (Irrigation Means)."

    The Company or Oktas has filed the following patent applications outside of the United States:

    AST-001PC2 entitled "Medical Video Endoscope System," Ser. No. 94919483 (filed June 14, 1994 in Europe); and
    AST-PC2 entitled "Medical Video Endoscope System," Ser. No. 502165/95 (filed June 14, 1994 in Japan).

    The Company was granted the following foreign filing license:

    Entitled "Optical Surgical Device," which is a continuation of Patent 5,536,234 entitled "Optical Female Urethroscope."

    The Company owns the following trademarks, which were acquired pursuant to the AST Agreement (as defined herein):

    3D Scope-Registered Trademark-
    Stereolaparoscope-TM-
    American Surgical Technology Corporation-TM-

    The Company licenses the trademark Aspiroscope-TM- pursuant to the Newman License Agreement (as defined below). The Aspiroscope-TM- trademark is owned by Newman Medical, Inc.

    Reference is made to a certain Asset Purchase Agreement between the Company and AST dated September 15, 1995 (the "AST Agreement").

    Reference is made to a certain License and Development Agreement dated as of December 18, 1991 among Harry R. McKinley, McKinley Optics, Inc. and AST, as amended on June 28, 1994, which was assigned to the Company pursuant to the AST Agreement.

    Reference is made to a certain Agreement to Amend License and Development Agreement dated September 15, 1995 between Harry R. McKinley and the Company.

    Reference is made to a certain International Distribution Agreement dated as of September 20, 1994 between AST and AMCO, Inc., which was assigned to the Company pursuant to the AST Agreement.

    Reference is made to a certain Non-Competition, Non-Disclosure and Patent and Inventions Assignment Agreement dated as of December 18, 1991 among Harry R. McKinley, McKinley Optics, Inc. and AST, which was assigned to the Company pursuant to the AST Agreement.

    Reference is made to a certain Non-Exclusive License Agreement between the Company and Fujinon, Inc. ("Fuji") dated June 25, 1996 (the "Fujinon Agreement"), pursuant to which Fuji granted the Company certain manufacturing and distribution rights to products which contain patented Fuji technology in the United States.

    Reference is made to a certain License Agreement between Allen Newman and the Company dated September 2, 1994 (the "Newman License Agreement"), pursuant to which Mr. Newman granted the Company an exclusive license to use and sublicense rights to certain technology. The Company is currently in discussions with a potential licensee to exclusively license certain rights under the Newman license agreement.

    Reference is made to a certain License Agreement between the Company and Kaiser Aerospace and Electronics Corporation ("Kaiser"), dated July ___, 1995 (the "Kaiser Agreement") pursuant to which Kaiser granted the Company an exclusive, perpetual, worldwide license for the optical collimating apparatus (cholesteric optics for use in head mounted displays) in all applications in or relating to medicine.

    The Company is currently in negotiations with a number of potential licensors and licensees relating to the granting of license rights to its or the other party's technologies.

         Reference is made to a certain Memorandum of Understanding (Revised January 1996) between Pilling Weck and the Company providing for continuing cooperation between the parties and pursuant to which the Company maintains an ongoing business relationship with Pilling Weck.

         Reference is made to a certain Technology Alliance (as defined below). See Schedule 2.11(b).

                                    SCHEDULE 2.11
                                  AGREEMENTS; ACTION

    (a)  Reference is made to the Notes.  See Schedule 2.12 below.

         Reference is made to the Newman License Agreement. See Schedules 2.9 and 2.12.

         Reference is made to the Kaiser Agreement.  See Schedule 2.9 above.

         In connection with the purchase of an aggregate of 622,500 shares of Common Stock of the Company pursuant to the exercise of stock options, the Company holds Promissory Notes (the "Promissory Notes") in the aggregate amount of $93,375 to be paid by certain officers and consultants of the Company.

         The Company has entered into a form of indemnification agreement with each of its current directors.

    (b)  Reference is made to Schedules 2.9 and 2.11(a) above.

         Reference is made to the Notes.  See Schedule 2.12 below.

         Reference is made to the Oktas Lease.  See Schedule 2.16 below.

         Reference is made to an informal OEM arrangement with Linvatec, pursuant to which Linvatec purchases products from the Company.

         Reference is made to certain Standard Sublease dated January 23, 1996 between Quintiles Pacific, Inc. and the Company.

         Reference is made to an informal arrangement pursuant to which Pilling Weck acts as an exclusive distributor of certain of the Company's products in the United States and certain international markets.

         Reference is made to a certain Memorandum of Understanding (Revised January 1996) between Pilling Weck and the Company providing for continuing cooperation between the parties.

         Reference is made to an informal arrangement with Dr. Hiroshi Moriyama pursuant to which the Company may distribute with its products certain specifically designed hand instruments developed by Dr. Moriyama.

         Reference is made to a certain Consulting Agreement between Harry R. McKinley and the Company dated September 15, 1995.

         Reference is made to a form of Professional Services agreement entered into with Steve Sullivan for $80,000 over a nine-month period.

         Reference is made to a form of Consulting Agreement entered into with the following individuals or entities:

         4.9.1 A & G Medical, European consultant, currently active, at $10,000 per month. Hans Steinmann is a third party beneficiary to this Consulting Agreement.

         4.9.2 David Matsuura, product design services, currently active at $4,950 per month on a month to month basis.

         Reference is made to a form of Clinical Advisory Board and Consulting Agreement entered into with Dr. Benetti at $5,000 per month.

         Reference is made to certain Purchase Orders, for an aggregate amount of approximately $318,160 placed with the following entities, copies of which were provided to Investors' counsel:

         1.   Explorent Surgical Instruments, GMBH;
         2.   W.L. Gore & Associates;
         3.   Precision Interconnect; and
         4.   Arthur Woodsbury.

         Reference is made to an informal retainer agreement with ProMedica International for $3,000 per month.

         Reference is made to a certain partnership agreement between the Company and Oktas, Inc. dated July 26, 1993 (the "Partnership Agreement".

         Reference is made to a certain Standby Letter of Credit ("Standby Letter of Credit") in the amount of $150,000, cash collateralized at $165,000, which permits the Company to buy certain components directly from Matsushita Electric Industrial Co., Ltd. ("Matsushita"), a Japanese corporation. This Standby Letter of Credit will expire in August. However, the Company intends to renew the Standby Letter of Credit through August, 1997.

         Reference is made to an informal arrangement between the Company and Matsushita pursuant to which Matsushita supplies the Company with certain products.

         Reference is made to a certain proposed development agreement between Asahi Optical Co. Ltd. and the Company.

         Reference is made to a certain term sheet containing proposed terms for Vista Cardio Thoracic Endosurgery, a division of the Company, to acquire from ProMedica Distribution exclusive U.S. distribution rights for Peters Laboratories Sutures Lines and Delacroix-Chevalier Surgical Instruments in consideration for 46,000 shares of the Company's Series B Preferred Stock.

         Reference is made to a certain Memorandum of Understanding regarding Technology Alliance between the Company, Cogent Light and Henke Sass Wolf dated May 3, 1995 (the "Technology Alliance").

         Reference is made to a certain Technology Strategic Alliance with Kaiser Electro-Optics.

    (c) Reference is made to Schedules 2.9 and 2.11(b) above and Schedule 2.12 below.



                                    SCHEDULE 2.12
                              RELATED-PARTY TRANSACTIONS

    The Company is indebted to certain venture capital funds affiliated with directors pursuant to certain Convertible Demand Promissory Notes executed in May and June of 1996 (the "Notes"). All accrued interest and outstanding principal due under the Notes will be converted into shares of Series B Preferred Stock in connection with the Closing, except interest and principal owing to Kaiser Aerospace and Electronics which will be paid in full from the proceeds of the offering.

    Venture capital funds affiliated with certain directors participated in the Company's prior Series A-1 financing and will participate in the Series B Preferred Stock financing. Such directors may engage in the development and financing of other companies and/or research projects which may be developing, or may in the future develop, products which may compete directly, or indirectly, with the products intended to be developed by the Company.

    Pursuant to the License Agreement with Allen Newman, Mr. Newman currently is indebted to the Company in the amount of $37,500, as an advance payment against royalties due under the License Agreement.

    Reference is made to the Promissory Notes.  See 2.11(a).


                                    SCHEDULE 2.16
                             TITLE TO PROPERTY AND ASSETS

    Reference is made to a certain Lease of 134 Flanders Road, Westborough, Massachusetts, dated April 14, 1994, as amended by a certain First Amendment to Lease dated March 29, 1996 (the "Oktas Lease"). The Oktas Lease of facilities used by the Company is between Oktas G.P. and Robert F. Tambone, as Trustee of MAT Realty Trust, u/d/t dated June 4, 1986.


                                    SCHEDULE 2.17
                                 FINANCIAL STATEMENTS

    Reference is made to the Notes.  See Schedule 2.12.

    Reference is made to the Standby Letter of Credit.  See Schedule 2.11(b).

    See Partnership Agreement regarding credit facility between the Company and Oktas G.P.



                                    SCHEDULE 2.18
                                       CHANGES

    (a)  Reference is made to the Notes.  See Schedule 2.12 above.

    (f)  Reference is made to the Fujinon Agreement.  See Schedule 2.9 above.

    (i)  Reference is made to the Promissory Notes.  See Schedule 2.11 above.

    (k) On May 21, 1996, the Company granted to certain employees options to purchase shares of Common Stock, in an aggregate amount of 898,000 shares, pursuant to its 1995 Stock Option Plan.


                                    SCHEDULE 2.19
                                EMPLOYEE BENEFIT PLANS

    The Company has standard fringe benefit plans in the ordinary course of business, including, but not limited to, medical plans and vacation policies.

    The Company has a 401(k) Plan. The Company is not currently matching employee contributions to its 401(k) Plan.


                                    SCHEDULE 2.23
                                     MINUTE BOOKS

    The Company provided special counsel to the Investors with (i) minutes of all meetings of the Board of Directors subsequent to the issuance and sale by the Company of its Series A-1 Preferred Stock and (ii) draft minutes of the June 20, 1996 Board of Directors meeting.


                                    SCHEDULE 2.24
                                      DISCLOSURE

    This Schedule of Exceptions supplements the Company's businnes plan, which was previously distributed to certain of the Investors.

                                    SCHEDULE 2.26
                          MANUFACTURING AND MARKETING RIGHTS

    Reference is made to Schedules 2.9 and 2.11 above.

    Reference is made to a certain agreement between Kaiser Electro-Optics, Inc. and the Company dated July 21, 1995, pursuant to which Kaiser Electro-Optics, Inc. has certain rights to manufacture optical sub-assembly and head mounted electronics for the Company.

    Reference is made to a certain Distributorship Agreement between the Company and Oktas G.P. dated July 26, 1993.